UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2022

PORCH GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39142	83-2587663
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

411 1st Avenue S., Suite 501
Seattle, Washington	98104
(Address of principal executive offices)	(Zip Code)

(855) 767-2400

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001	PRCH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 4, 2022 (the “Effective Date”), the Board of Directors (the “Board”) of Porch Group, Inc. (the “Company”) approved the appointment of Amanda Reierson and Camilla Velasquez, effective immediately, to fill vacancies on the Board and to join committees of the Board as noted herein.

Ms. Reierson has been designated as Class I director, and Ms. Velasquez has been designated as Class II director.  The terms for each director will expire at the Company’s annual meeting of stockholders in 2024, at which time the designation of all directors of the Company shall be declassified and voted upon by shareholders for a one-year appointment. Ms. Reierson was appointed to the Mergers and Acquisitions Committee of the Board, and Ms. Velasquez was appointed to the Compensation Committee of the Board. The Board has determined that Mses. Reierson and Velasquez each satisfy the independence criteria set forth in the Nasdaq rules and is, therefore, “independent” for purposes of serving on the Board. Further, the Board has determined that Ms. Velasquez satisfies the additional independence requirements of Nasdaq and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), for service on the Compensation Committee.

In connection with their appointments, Mses. Reierson and Velasquez will be compensated for their service on the Board in the same manner as the Company’s other non-employee directors, including an annual cash retainer and an annual grant of restricted stock units. For a description of the Company’s non-employee director compensation program, see “Director Compensation” in the Company’s 2022 annual meeting proxy statement, as filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 27, 2022. The Company also will enter into its standard form of indemnification agreement with each of Mses. Reierson and Velasquez, a copy of which was previously filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the SEC on December 31, 2020 and is incorporated herein by reference.

There are no arrangements or understandings between Ms. Reierson or Ms. Velasquez and any other persons pursuant to which she, respectively, was selected as a director of the Company, and there are no transactions between Ms. Reierson or Ms. Velasquez, on the one hand, and the Company, on the other hand, that would require disclosure pursuant to Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure.

A copy of the Company’s press release dated October 4, 2022 announcing the foregoing director appointments (including new director biographical information) is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01Financial Statements and Exhibits.

(d)Exhibits:

Exhibit Number	Description
99.1	Press Release, dated October 4, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PORCH GROUP, INC.

By:	/s/ Matthew Cullen
	Name:	Matthew Cullen
	Title:	General Counsel

Date: October 4, 2022